Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428
Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form F-3 of our report dated October 15, 2024, relating to the consolidated financial statements of Dogness (International) Corporation, its subsidiaries and consolidated variable interest entities, appearing in its Annual Report on Form 20-F for the year ended June 30, 2024.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

May XX, 2025